Exhibit 32.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Deborah L. Whitmire, Executive Vice President, Chief Financial Officer and Treasurer of Miller Industries, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2019

/s/ Deborah L. Whitmire
Deborah L. Whitmire
Executive Vice President, Chief Financial Officer and Treasurer